EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is effective January 1, 1997 (the "Effective Date") and is by and between Oralabs, Inc., a Colorado corporation (the "Company" or the "Employer") and Sanford L. Schwartz (the "Employee").

     WHEREAS, the Company desires to be assured of the association and services of the Employee for the Company; and

     WHEREAS, Employee is willing and desires to be employed by the Company, and the Company is willing to employ Employee, upon the terms, covenants and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the matters described in this Agreement, the adequacy and sufficiency of which consideration is hereby acknowledged, the parties agree as follows:

     1. Employment. Effective as of the Effective Date, the Company hereby employs Employee and Employee hereby accepts employment with the Company, subject to the terms and conditions hereinafter set forth.

     2. Duties. Employee will be responsible for the Company's investor relations department, and will perform such functions and duties as the Company may specify or from time to time assign to Employee and which are consistent therewith. The Company will specify the location where Employee will perform his duties, and at all times the Employee's performance of his duties will be subject to the direction and control of the Company through its Board of Directors and such executive officers of the Company as the Board of Directors shall designate. In the absence of a different designation by the Board of Directors, Employee acknowledges and agrees that his work will be supervised by the President of the Company.

     3. Extent of Duties. Employee agrees to devote such time and attention to the business of the Company as may be required to fulfill the duties of his position. Employee acknowledges and agrees that the amount of time and attention which he shall be required to devote may vary widely from time to time. This Agreement shall not be construed to preclude the Employee from engaging in other business activities while he is an employee of the Company, provided that he is available to perform and does perform the services required of him as consistent with this Agreement.

     4. Term of Employment. The term of this Agreement is for the one (1) year period which expires on December 31, 1997. This Agreement shall automatically renew for successive periods of one (1) year each unless and until either party notifies the other of the termination of this Agreement, which notice must be given at least thirty (30) days prior to the expiration date of the then current term. If such notice is given, the Agreement shall terminate on the last day of the then current one (1) year term. This Agreement can be so terminated for any reason or for no reason, in the exercise of the sole and arbitrary discretion of Employer or Employee.




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     5.  Compensation.  (a) Employee's salary for services  performed under this
Agreement shall be $8,000 per year, payable by the Company in equal weekly installments of $153.84 each, and reduced by applicable withholding of federal, state and local taxes.

          (b) On or before April 30, 1997, the Company shall issue to the Employee, as additional compensation under this Agreement, 340,000 shares of the restricted common stock of the Company, which shall be deemed fully earned by the Employee as of the date of issuance. The issuance of stock pursuant to this paragraph is intended to be a one time issuance, and regardless of the number of additional years during which the Agreement may remain in effect after December 31, 1997, nothing in this Agreement shall be construed to obligate the Company to issue any additional shares of stock of the Company. Rather, for any year after 1997 during which this Agreement is in effect, the sole compensation of the Employee shall be as specified in Section 5(a) of this Agreement. Delivery of the shares of the common stock of the Company shall not occur until the Employee shall have paid to the Company the amount required to be withheld for withholding taxes in respect of such delivery, which amount is agreed to be $58,282.

          (c) The compensation described in Sections 5(a) and 5(b) of this Agreement constitute the sole compensation payable to the Employee by the Employer. Employee shall have no right to participate in benefits provided to any other employees, including without limitation that the Employee is not entitled to the benefits of any medical insurance, term life insurance, retirement benefits, profit sharing, stock option plans or grants, disability insurance or similar benefits which the Company may provide to any of its employees. Employee shall not be entitled to reimbursement for any expenses incurred by Employee unless the amount of such expenses has been approved in advance in writing by the Company.

     6. Trade Secrets. Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or entity in any manner whatsoever any non-public information concerning any matters affecting or relating to the business of the Employer. The provisions of this Section shall survive the termination or expiration of this Agreement.

     7. Inability to Bind. Notwithstanding anything in this Agreement to the contrary, Employee has no right and shall not have the right to make any contracts or other commitments for or on behalf of the Employer without first obtaining the written consent of the Employer.

     8. Separate Counsel. Employee represents that he has consulted his own legal counsel to the extent deemed necessary by Employee, and that such counsel has advised him as to the effects of the terms and conditions of this Agreement. Employee specifically acknowledges that legal counsel to the Company does not represent Employee in connection herewith.

     9. Miscellaneous. This Agreement shall be construed in accordance with the laws of the State of Colorado. If it is determined that any provision of this Agreement is invalid or of no force and effect, this shall not impair the remainder of the Agreement and all other provisions shall remain in full force and effect. The Agreement contains the full and complete agreement between the parties concerning the employment of Employee, and supersedes all prior statements, agreements, understandings and representations with respect to the employment of Employee. This Agreement may only be modified by written amendment signed by both parties. All notices required or permitted by this Agreement to


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be given shall be deemed  delivered upon personal  delivery to the party to whom the notice is given or two (2) business days after such notice is deposited with the United Stated Postal Service, postage prepaid, certified or registered, return receipt requested, addressed to the party being given notice at the address set forth on the signature page of this Agreement or as any party may from time to time specify in writing to the other party. In the event of litigation between the parties concerning this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred in addition to any other relief awarded by the court.


                                     COMPANY OR EMPLOYER:

                                     ORALABS, INC.


                                     By: /s/  Gary Schlatter
                                        ----------------------------------------
                                        Gary Schlatter, President
                                     2901 South Tejon Street
                                     Englewood, Colorado 80110

                                     EMPLOYEE:

                                     /s/  Sanford L. Schwartz
                                     -------------------------------------------
                                     Sanford L. Schwartz
                                     5353 Manhattan Circle, Suite 201
                                     Boulder, Colorado 80303


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                       TERMINATION OF EMPLOYMENT AGREEMENT

     By signatures below, OraLabs, Inc., a Colorado corporation (the "Employer") and Sanford L. Schwartz (the "Employee") hereby agree that the Employment Agreement effective January 1, 1997 is terminated effective January 1, 1998, and the Employer and the Employee agree that neither party has any remaining obligations to the other thereunder except for any provisions in the Agreement which by their terms are intended to survive the termination or expiration of the Agreement.

                                        EMPLOYER:

                                        ORALABS, INC., a Colorado corporation



                                        By: /s/  Gary Schlatter
                                           -------------------------------------
                                           Gary Schlatter, President


                                        EMPLOYEE:


                                        /s/  Sanford L. Schwartz
                                        ----------------------------------------
                                        Sanford L. Schwartz